Luna Innovations Announces CFO Transition: Names
William Phelan as Chief Financial Officer and Chief Accounting Officer

(ROANOKE, VA, October 16, 2024) – Luna Innovations Incorporated (NASDAQ: LUNA), a global leader in advanced fiber optic-based technology, today announced the appointment of William L. Phelan as its new Chief Financial Officer and Chief Accounting Officer, effective immediately. Mr. Phelan succeeds John Roiko, who joined Luna out of retirement in May 2024 and played a key role in establishing a resilient foundation for Luna’s future growth. Following the appointment of Mr. Phelan, Mr. Roiko will shift to a consulting role to support the ongoing restatement process.

“We are delighted to welcome Bill to the Luna leadership team,” said Kevin Ilcisin, President and CEO of Luna. “Bill’s highly relevant experience will be instrumental as we continue to execute our growth strategy in the global market for fiber optic technology. We extend our heartfelt thanks to John for his critical contributions during a pivotal time for the company. We are grateful for his leadership and are pleased he will continue to offer his support in a consulting capacity.”

Mr. Phelan brings more than 25 years of extensive financial and accounting leadership experience across multiple industries. In his new role at the company, Mr. Phelan will oversee financial strategy, accounting operations, and associated regulatory compliance, while playing a key role in driving the company’s financial and strategic growth. Mr. Phelan has been a full-time advisor to the company since May 2024, providing him with in-depth knowledge of the company’s operations and positioning him to immediately contribute to Luna’s success.

“I am excited to join Luna at this important juncture and continue the work that John started,” said Phelan. “Luna has a tremendous opportunity to capitalize on its unique position in the market, and I look forward to collaborating with our talented team to drive both operational and financial excellence.”

Prior to his engagement by the company, Mr. Phelan served as Chief Accounting Officer at MiMedx Group, Inc., where he led the company's financial restructuring, SEC compliance and internal controls. His career includes leadership roles in financial planning, technical accounting, and regulatory reporting, having worked with both public and private companies to strengthen governance and optimize financial performance. Mr. Phelan holds a Master of Business Administration from Pennsylvania State University and a Bachelor of Science in Business Administration, Accounting, from Shippensburg University. He is a Certified Public Accountant in Pennsylvania.

About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high-performance, fiber optic-based, test products for the telecommunications industry and distributed fiber optic-based sensing for a multitude of industries. Luna’s business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements
This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding Mr. Phelan’s assumption of the position of Chief Financial Officer and Chief Accounting Officer and the company’s future performance are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, including the uncertainties inherent in management transitions and such other risks and uncertainties described in the company’s filings with the U.S. Securities and Exchange Commission. Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The Company expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investor Contacts
Allison Woody
Luna Innovations Incorporated
Phone: 540.769.8465
Email: woodya@lunainc.com

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